UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) May 12, 2016

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 12, 2016, AutoNation, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as set forth below.
Proposal 1
The ten director nominees named in the Company’s proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Mike Jackson	90,417,305	1,277,472	81,589	5,203,440
Rick L. Burdick	91,263,817	502,119	10,430	5,203,440
Tomago Collins	91,516,135	251,268	8,963	5,203,440
David B. Edelson	91,529,022	239,389	7,955	5,203,440
Karen C. Francis	91,528,154	239,977	8,235	5,203,440
Robert R. Grusky	91,524,249	243,144	8,973	5,203,440
Kaveh Khosrowshahi	91,509,838	256,615	9,913	5,203,440
Michael Larson	90,587,859	1,179,494	9,013	5,203,440
G. Mike Mikan	91,495,439	271,683	9,244	5,203,440
Alison H. Rosenthal	91,517,974	250,337	8,055	5,203,440
Proposal 2
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2016 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
96,402,392	426,242	151,172	N/A
Proposal 3
The stockholder proposal regarding an independent Board chairman was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
21,865,592	69,888,527	22,247	5,203,440

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	May 12, 2016	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources